Exhibit 99.1

Logistics Innovation Technologies Corp. Announces Redemption of Shares

Atlanta, GA, May 26, 2023 (GLOBE NEWSWIRE) -- Logistics Innovation Technologies Corp. (NASDAQ: LITT) (the “Company”) today announced that its board of directors (the “Board”) has determined to redeem all of its outstanding shares of Class A common stock (the “Public Shares”), effective as of the close of business on June 15, 2023, because the Company will not consummate an initial business combination within the time period required by its amended and restated certificate of incorporation (the “COI”).

Pursuant to the COI, if the Company does not consummate an initial business combination by June 15, 2023, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as public stockholders (including the right to receive further liquidating distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and the Board, liquidate and dissolve, subject, in each case, to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Company anticipates that the last day of trading in the Company’s Public Shares will be June 15, 2023 and that, as of the close of business on June 15, 2023, the Public Shares will be suspended from trading, will be deemed cancelled and will represent only the right to receive the per-share redemption price for the Public Shares to be announced at a later date (the “Redemption Amount”).

The Redemption Amount will be payable to the holders of the Public Shares upon presentation of their respective share or unit certificates or other delivery of their shares or units to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants. The Company’s initial stockholders have waived their redemption rights with respect to the outstanding Class B ordinary shares issued prior to the Company’s initial public offering.

The Company expects that The Nasdaq Stock Market LLC will file a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) to delist its securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

Forward Looking-Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements, including, without limitation, the redemption of the Company’s public shares. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:

Logistics Innovation Technologies Corp.

(731) 723-3141